EXHIBIT NO. 10.12

                       Amendment to the
                    Gas Gathering Agreement
                            Between
                      Questar Gas Company
                              and
                 Questar Gas Management Company


     This Amendment is entered into this 6th day of February, 1998, between Questar Gas Company and Questar Gas Management Company.

     The Parties represent as follows:

     A.  Mountain Fuel Supply Company (MFS) and Questar Pipeline
Company entered into a Gas Gathering Agreement on October 11, 1993
(Agreement).

     B. Questar Gas Management Company (QGM) assumed all of Questar Pipeline Company's interest, rights, duties and obligations under the Agreement in an Assignment dated March 1, 1996 (Assignment).

     C. Mountain Fuel Supply Company became Questar Gas Company (QGC) on January 1, 1998.

     The Parties agree as follows:

       Article III (a)(3) to the Agreement is deleted and the first amended Article III (a)(3) below is inserted in its place.

  Article III - Gathering Charges, Reimbursements and Credits

          (3) Effective after August 31, 1997, until the termination of this Agreement, rates will be redetermined each year, to be effective from September 1 through the following August 31, and will be based on:
               (i) An allocated portion of the annual cost of service for the prior calendar year that is attributable to QGM's gathering function through which any gas dedicated under Section I(d) flows during that year, in accordance with the methodology shown in Appendix B. The allocation for each cost center under this subparagraph shall be the ratio of the November through March volumes dedicated and flowing under Section I(d) to total November through March volumes for each cost center.

               (ii) An assignment of 60% of the resultant annual
                    gathering cost of service to demand charges and 40% to commodity charges.

              (iii) Billing determinants.  Demand charge:  Each
                    month's demand charge is one-twelfth of the total demand allocation. Commodity charge: the actual quantity gathered under this Agreement during the prior calendar year.

               (iv) Gathering rates will be determined based on
                    Questar Gas' share of the costs for each of QGM's gathering cost centers.

     2.  Paragraphs 3.(d) (e) (f) and (g) of Appendix B to the
Agreement are deleted and first amended paragraphs 3.(d) (e) (f) (g) and (h) of Appendix B to the Agreement below are inserted in their place.

          (d) Federal and State Income Taxes. Questar Gas' combined federal and state income tax rate shall be applied to the equity portion of the return on rate base.

          (e) Rate Base. The average rate base shall be determined by taking an average of the beginning and ending months for which data are being used pursuant to paragraph 1 above (adjusted as necessary pursuant to that paragraph) and shall include that portion of the following that are directly related or allocable to the gathering services performed under this Agreement:

               (i)   Gas plant,
               (ii)  Accumulated depreciation and amortization,
               (iii) Working capital,
               (iv)  Deferred income taxes, and
               (v)   QGM's general and intangible plant

          (f) Rate of Return. The rate of return on rate base shall be the pre-tax rate of return derived from the overall rate of return allowed by the Utah Public Service Commission for Mountain Fuel effective at the end of the period.

          (g) All accounting and allowed costs will be consistent with ratemaking policies that have been set by the Utah Public Service Commission, including allowed rate of return and methodologies for calculating rate base, test year and types of costs that are not allowed.

          (h) The costs of gathering activities determined under this Appendix will be reduced by other operating revenues that are directly related to those costs.

     3. Except as expressly amended, the Agreement remains in full force and effect.

     This Amendment is entered into by the authorized representatives of the Parties whose signatures appear below.

Questar Gas Company:            Questar Gas Management Company:

By: /s/D. N. Rose                  By: /s/G. L. Nordloh

    D. N. Rose                          G. L. Nordloh
Name (please type)                 Name (please type)

President & CEO                     President & CEO
   Title                                Title